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                                                                EXHIBIT 1.3


                         SUNRISE ASSISTED LIVING, INC.



              SELLING STOCKHOLDER'S IRREVOCABLE POWER OF ATTORNEY




Paul J. Klaassen
David W. Faeder
Sunrise Assisted Living, Inc.
9401 Lee Highway, Suite 300
Fairfax, Virginia  22031

Ladies and Gentlemen:


         The undersigned, Sunrise Assisted Living, Inc. (the "Company"), certain other holders of outstanding shares of the Company's common stock (such holders and the undersigned being hereinafter sometimes collectively referred to as the "Selling Stockholders") and certain holders of options to purchase shares of the Company's comon stock (such holders of options and the Selling Stockholders being hereinafter sometimes collectively referred to as the "Sellers") propose to enter into an Underwriting Agreement (the "Underwriting Agreement") with Donaldson, Lufkin & Jenrette Securities Corporation, Alex. Brown & Sons Incorporated, NatWest Securities Limited and J.C. Bradford & Co., as representatives (the "Representatives") of a group of underwriters to be named in the Underwriting Agreement (the "Underwriters"). The Selling Stockholders propose to sell certain authorized and issued shares of the common stock, par value $0.01 per share, of the Company (the "Common Stock") owned by them to the Underwriters pursuant to the Underwriting Agreement. All items not otherwise defined herein shall have the same meaning as in the Underwriting Agreement. The undersigned hereby irrevocably constitutes and appoints Paul J. Klaassen and David W. Faeder, each with full power and authority to act alone in any matter hereunder and with full power of substitution, the true and lawful attorneys-in-fact (the "Attorneys") of the undersigned with full power in the name of, for and on behalf of the undersigned with respect to all matters arising in connection with the sale of Common Stock by the undersigned including, but not limited to, the power and authority to take any and all of the following actions:

                 (1) To sell and deliver to the several Underwriters up to the number of shares of Common Stock as set forth in Attachment A hereto (such total number of shares as is finally determined by the Attorneys and set forth opposite the name of the undersigned in
         Schedule II to the Underwriting Agreement are hereinafter






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         referred to as the "Securities"), such Securities to be represented by certificates deposited by the undersigned pursuant to the Letter of Transmittal and Custody Agreement (the "Custody Agreement") between the undersigned and First Union National Bank of North Carolina, as Custodian (the "Custodian"), at a purchase price per share to be paid by the Underwriters as the Attorneys, or any one of them, in their sole discretion shall determine, but at the same price per share at which the Company sells Common Stock to the Underwriters and on such other terms as are determined by the Attorneys;

                 (2) For the purpose of effecting such sale, to execute, deliver and perform the Underwriting Agreement and in conjunction with the Representatives and a committee of the Board of Directors of the Company to determine the public offering price and the purchase price per share of Common Stock to be paid by the Underwriters as determined by the Attorneys (subject to paragraph (1) above) and the other terms of sale in accordance with the Underwriting Agreement (including the provisions for exercise of the Underwriters' over-allotment option);

                 (3) To give such orders and instructions to the Custodian as the Attorneys may determine with respect to (i) the transfer on the books of the Company of any shares of Common Stock to be sold by the undersigned to the Underwriters in order to effect such sale (including the names in which new certificates for shares of Common Stock are to be issued and the denominations thereof), (ii) the delivery to or for the account of the Underwriters of the certificates for the Securities against receipt by the Custodian or its agent of the purchase price to be paid therefor, (iii) the payment, out of the proceeds (net of underwriting discounts) from the sale of the Securities by the undersigned to the Underwriters, of any expense incurred in accordance with paragraph (5) which is not payable by the Company, and (iv) the return to the undersigned of new certificates representing the number of shares of Common Stock, if any, represented by certificates deposited with the Custodian which are in excess of the number of shares of Common Stock sold by the undersigned to the Underwriters;

                 (4) On behalf of the undersigned, to make the representations and warranties of the undersigned and enter into the agreements of the undersigned contained in the Underwriting
         Agreement (including, without limitation, the restriction on sales or other dispositions of shares of Common Stock and securities convertible into or exercisable or exchangeable for shares of Common Stock by the undersigned);

                 (5) To incur any necessary or appropriate expense in connection with the sale of the Securities consistent with the terms of the Registration Agreement between the Company and the Selling Stockholders dated January 4, 1995;



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                 (6)      To approve on behalf of the undersigned any
         amendments to the Registration Statement or the Prospectus other than information relating to the undersigned furnished to the Company by or on behalf of the undersigned expressly for use therein;

                 (7) With the consent of the undersigned, to retain legal counsel to represent the undersigned in connection with any and all matters referred to herein (which counsel may, but need not be, counsel for the Company);

                 (8) To make, execute, acknowledge and deliver all such other contracts, stock powers, orders, receipts, notices, instructions, certificates, letters and other writings, including, without limitation, requests for the acceleration of the effectiveness of the Registration Statement, and other communications to the Securities and Exchange Commission (the "Commission"), and amendments to the Underwriting Agreement, and in general to do all things and to take all actions which the Attorneys, in their sole discretion, may consider necessary or proper in connection with or to carry out the aforesaid sale of shares to the Underwriters and the public offering thereof, as fully as could the undersigned if personally present and acting;

                 (9) To make, acknowledge, verify and file on behalf of the undersigned applications, consents to service of process and such other undertakings or reports as may be required by law with state commissioners or officers administering state securities or real estate syndication laws;

                 (10) If necessary, to endorse (in blank or otherwise) on behalf of the undersigned the certificate or certificates representing the Securities, or a stock power or powers attached to such certificate or certificates;

                 (11) To sell a number of shares of Common Stock fewer than that set forth in the Custody Agreement pursuant to the Underwriting Agreement; and

                 (12) To sign such other underwriting documents and agreements as necessary to consummate this transaction.

         Notwithstanding any of the foregoing provisions, in no event shall the Attorneys, or either of them, have the power or authority to modify any representations, warranties or indemnities of the undersigned contained in the preliminary draft of the Underwriting Agreement dated October 22, 1996.

         Each of the Attorneys is hereby empowered to determine in his or her sole discretion the time or times when, purpose for and manner in which any power herein conferred upon him or her shall be exercised, and the conditions, provisions or covenants of any instrument or document which may be executed by him or her pursuant hereto. The undersigned acknowledges that each of Paul J. Klaassen and David W. Faeder is an officer and a director of the Company.

         The undersigned has reviewed the preliminary draft of the Underwriting Agreement dated October 22, 1996 and understands the obligations and agreements of the undersigned set forth therein. All representations and warranties of the Selling Stockholders in the Underwriting Agreement are, with respect to the undersigned, and will



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be at the Closing Date as determined in accordance with the Underwriting
Agreement, true and correct and will, as provided in the Underwriting Agreement, survive the termination of the Underwriting Agreement and the delivery of and payment for the Securities.

         Upon the execution and delivery of the Underwriting Agreement by the Attorneys on behalf of the Selling Stockholders, the undersigned agrees to be bound by and to perform each and every covenant and agreement therein of the undersigned as a Selling Stockholder (including, without limitation, the indemnification and contribution arrangements set forth in the Underwriting Agreement).

         This Power of Attorney and all authority conferred hereby are granted and conferred subject to and in consideration of the interests of the several Underwriters and the Company and for the purposes of completing the transactions contemplated by the Underwriting Agreement and this Power of Attorney.

         This Power of Attorney is an agency coupled with an interest and all authority conferred hereby shall be irrevocable, and shall not be terminated by any act of the undersigned or by operation of law, whether by the death or incapacity of the undersigned (or either or any of them) or by the occurrence of any other event or events (including, without limiting the foregoing, the termination of any trust or estate for which the undersigned is acting as a fiduciary or fiduciaries or the dissolution or liquidation of any corporation or partnership). If after the execution hereof the undersigned (or either or any of them) should die or become incapacitated, or if any trust or estate should be terminated, or if any corporation or partnership should be dissolved or liquidated, or if any other such event or events shall occur, before the completion of the transactions contemplated by the Underwriting Agreement and this Power of Attorney, certificates representing the Securities shall be delivered by or on behalf of the undersigned in accordance with the terms and conditions of the Underwriting Agreement and of the Custody Agreement executed by the undersigned, and actions taken by the Attorneys or any one of them, hereunder shall be as valid as if such death, incapacity, termination, dissolution, liquidation or other event or events had not occurred, regardless of whether or not the Custodian, Attorneys, Underwriters or any one of them, shall have received notice of such death, incapacity, termination, dissolution, liquidation or other event.

         Notwithstanding any of the foregoing provisions, if all of the transactions contemplated by the Underwriting Agreement and this Power of Attorney are not completed prior to December 31, 1996, then from and after such date, the undersigned shall have the power, upon written notice to the Attorneys, to terminate this Power of Attorney subject, however, to all lawful action done or performed pursuant hereto prior to the receipt of actual notice.

         The undersigned hereby represents, warrants and agrees that



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                 (i)      The undersigned is the lawful owner of the Securities
         to be sold by the undersigned pursuant to the Underwriting Agreement.

                 (ii) Upon delivery of and payment for such Securities pursuant to the Underwriting Agreement, good and clear title to such Securities will pass to the Underwriters, free of all restrictions on transfer, liens, encumbrances, security interests and claims whatsoever.

                 (iii) The undersigned has, and on the Closing Date will have, full legal right, power and authority to enter into the Underwriting Agreement and the Custody Agreement and to sell, assign, transfer and deliver the Securities in the manner provided therein, and the Underwriting Agreement and the Custody Agreement have been duly authorized, executed and delivered by or on behalf of the undersigned.

                 (iv) This Power of Attorney appointing Paul J. Klaassen and David W. Faeder, or any one of them, as the undersigned's attorney-in fact to the extent set forth herein with regard to the transactions contemplated by the Underwriting Agreement and by the Registration Statement and by the Custody Agreement has been duly authorized, executed and delivered by or on behalf of the undersigned, and the undersigned has, and on the Closing Date will have, full legal right, power and authority to enter into this Power of Attorney and to grant to the Attorneys, or either of them, the power, authority and rights granted hereby.

         The Attorneys, and any of them, shall be entitled to act and rely upon any representation, warranty, agreement, statement, request, notice or instruction respecting this Power of Attorney given by the undersigned, not only as to the authorization, validity and effectiveness hereof, but also as to the truth and acceptability of any information herein contained; provided, however, that any statement or notice to the Attorneys with respect to the date of delivery under the Underwriting Agreement or with respect to the non-effectiveness or termination of the Underwriting Agreement, or advice that the Underwriting Agreement has not been executed and delivered, shall have been confirmed in writing to the Attorneys by the Representatives. In acting hereunder, the Attorneys may also rely on the representations, warranties and agreements of the undersigned made in the Underwriting Agreement executed by the Attorneys on behalf of the undersigned and in the Custody Agreement executed by the undersigned.

         The foregoing representations, warranties and agreements, as well as those contained in the Underwriting Agreement, are made for the benefit of, and may be relied upon by, the Attorneys, the Company, the Underwriters, the Sellers other than the undersigned, the Custodian, and the respective representatives, agents and counsel for each of the foregoing.

         It is understood that the Attorneys assume no responsibility or liability to any person other than to deal with the certificates for shares of Common Stock deposited with



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the Custodian pursuant to the Custody Agreement and the proceeds from the sale of shares of Common Stock represented thereby in accordance with the provisions hereof. The Attorneys (in such a capacity) make no representations with respect to and shall have no responsibility for the Registration Statement or the Prospectus nor, except as herein expressly provided, for any aspect of the offering of Common Stock, and the Attorneys shall not be liable for any error of judgment or for any act done or omitted or for any mistake of fact or law except for the Attorneys' own gross negligence or bad faith. The undersigned agrees to indemnify the Attorneys for and to hold the Attorneys, jointly and severally, free from and harmless against any and all loss, claim, damage, liability or expense incurred by or on behalf of the Attorneys, or any of them, arising out of or in connection with acting as Attorneys under this Power of Attorney, as well as the cost and expense of defending against any claim of liability hereunder, and not due to the Attorneys' own gross negligence or bad faith. The undersigned agrees that the Attorneys may consult with counsel of their choice (which may but need not be counsel for the Company) and the Attorneys shall have full and complete authorization and protection for any action taken or suffered by the Attorneys, or any of them hereunder, in good faith and in accordance with the opinion of such counsel.

         It is understood that the Attorneys shall serve entirely without compensation.

         This Power of Attorney shall be governed by the laws of the state of residence of the undersigned indicated in the address appearing below the undersigned's signature on this Power of Attorney.





                  [Remainder of Page Intentionally Left Blank]




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         Witness the due execution of the foregoing Power of Attorney as of the date written below.



Dated: October    , 1996                    Very truly yours,
               ---

                                                                               *
                                            -----------------------------------


Printed Name and Address:

----------------------------

----------------------------

----------------------------

Taxpayer I.D. #:

----------------------------

Telephone Number:
                   -----------------




-----------------------

*To be signed in exactly the same manner as the securities are registered.




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                                  ATTACHMENT A

                      MAXIMUM NUMBER OF SHARES TO BE SOLD




                                  Number of Shares          Maximum Number of
                                  of Common Stock           Shares of Common
         Stock                    Represented by            Stock To Be Sold
         Cert. No.:               Each Certificate          From Certificate*
         ---------                ----------------        ----------------------




TOTAL:                            ------------              -------------------


         * If no indication is made as to the certificates from which securities to be sold shall be allocated, then selection will be made at the Custodian's discretion. The Attorneys do not have the power to sell a greater number of securities than is listed in this column, although they may sell a lesser number.





                      DO NOT DETACH FROM POWER OF ATTORNEY




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                             TRUSTEE ACKNOWLEDGMENT




State of                     )
        ---------------------

                             )   SS.
-----------------------------

County of:                   )
          -------------------

         On this the ___ day of October, 1996, before me,
_________________________, the undersigned Notary Public, personally appeared
 .


/ /      personally known to me

/ / proved to me on the basis of satisfactory evidence to be the person(s) who executed the within instrument as Trustee on behalf of the Trust therein named, and acknowledged that he or she subscribed his or her name thereto as Trustee.


         WITNESS my hand and official seal.



                                                 ----------------------------
                                                 Notary's Signature





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